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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the Caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of K. Hovnanian Enterprises, Inc. and Hovnanian Enterprises, Inc. for the registration of $150,000,000 10 1/2% Senior Notes due 2007 and to the incorporation by reference therein of our report dated December 16, 1999, with respect to the consolidated financial statements of Hovnanian Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        ERNST & YOUNG LLP

New York, New York
January 24, 2001